Exhibit 99.4

SUBSCRIPTION OFFERING STOCK ORDER ACKNOWLEDGEMENT LETTER

[Investors Bancorp, Inc. Letterhead]

[Imprinted with Name & Address of Subscriber]	Date

STOCK ORDER ACKNOWLEDGEMENT

This letter is to acknowledge receipt of your order form to purchase common stock offered by New Investors Bancorp, Inc. Please check the following information carefully to ensure that we have entered your order correctly. Each order is assigned an order priority described below. Acceptance of your order does not guarantee that you will receive the shares you have ordered. If there are not sufficient shares available to satisfy all subscriptions, the shares of common stock you will receive is subject to the allocation provisions of the Plan of Conversion and Reorganization, as well as other conditions and limitations described in the New Investors Bancorp, Inc. Prospectus dated             , 2014. Refer to pages     -    of the New Investors Bancorp, Inc. Prospectus for further information regarding subscription priorities. Shares will be allocated first to categories in the subscription offering in the order of priority set forth below.

Following completion of the offering, allocation information, when available, will be released as soon as practicable on the following website: https://allocations.kbw.com/

Stock Registration (please review carefully)	Other Order Information:
Name1	Batch #:
Name2	Order #:
Street1	Number of Shares Requested:
Street2	Offering Category:
City, State Zip	(subject to verification; see descriptions below)
Ownership:
Social Security / Tax ID #:

Offering Category Descriptions:

SUBSCRIPTION OFFERING

1.	Depositors of Investors Bank with aggregate balances of at least $50 at the close of business on November 30, 2012;

2.	Investors Bank tax-qualified employee benefit plans (ESOP and 401(k) plan); and

3.	Depositors of Investors Bank at the close of business on February 7, 2014.

Eligible depositors of Investors Bank include certain former depositors of Roma Bank, RomAsia Bank and GCF Bank.

Thank you for your order,

INVESTORS BANCORP, INC.

STOCK INFORMATION CENTER

1-(877)        -

FINAL REMINDER PROXYGRAM (if needed)

[Investors Bank Letterhead]

(Depending on vote status and number of days until the special meeting of depositors, this can be mailed. It can be personalized, as shown - or it can be a short, non-personalized version printed on a postcard. Both alternatives allow quick mailing and quick receipt of the vote, because proxy cards and return envelopes are not enclosed.)

Dear Depositor,

WE REQUEST YOUR VOTE.

Not voting the Proxy Card(s) we mailed to you has the same effect as voting “Against” the Plan of Conversion and Reorganization and “Against” the approval of a contribution of cash and stock to our existing charitable foundation.

IF YOU HAVE NOT VOTED OR ARE UNSURE WHETHER YOU VOTED:

Please take a few minutes to call the number shown below. A representative of AST Phoenix Advisors, our Independent Voting Agent, will record your confidential vote by phone. This is the quickest way to cast your vote. You do NOT need your Proxy Card in order to vote.

If you are unsure whether you voted, don’t worry. Your vote will not be counted twice.

VOTING HOTLINE:

1- ( ) - (toll-free)
DAYS/HOURS:
Monday - Friday
a.m. to p.m., Eastern Time

I appreciate your participation.

Sincerely,

Kevin D. Cummings
President and Chief Executive Officer

BRANCH LOBBY POSTER - VOTE

[This notice should be printed by Investors Bank, and should be placed in the branch lobby after the Stock Information Center opens. Position it in one or more ways: on an easel, on the front doors, on counters, at customer service/branch manager’s desk or electronically on the TVs in the branch.]

HAVE YOU VOTED YET?

We would like to remind eligible depositors to vote on our Plan of Conversion and Reorganization and on a contribution of cash and stock to our existing charitable foundation.

✓	The Plan will not result in changes to our staff or your account relationships with Investors Bank.

✓	Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

✓	Voting does not obligate you to purchase shares of common stock during our stock offering.

Your Board of Directors recommends that you join them in voting

“FOR” both proposals.

If you have questions about voting,

call our Information Center, toll-free,

at 1-(877)         -        ,

from 10:00 a.m. to 4:00 p.m., Monday through Friday.

Our Information Center is closed on weekends and bank holidays.

[Investors Bank Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BRANCH LOBBY POSTER - BUY (Optional)

******************************

OUR SUBSCRIPTION STOCK OFFERING EXPIRES             , 2014

We are conducting a subscription offering of shares of our common stock

UP TO 230,000,000 SHARES

COMMON STOCK

(subject to increase to 264,500,000 shares)

$10.00 Per Share

THIS SUBSCRIPTION OFFERING EXPIRES AT 2:00 P.M., EASTERN TIME,

ON             , 2014

******************************

If you have questions about the stock offering,

call our Stock Information Center, toll-free, at 1-(877)         -        ,

from 10:00 a.m. to 4:00 p.m., Monday through Friday.

Our Stock Information Center is closed on weekends and bank holidays.

[Investors Bancorp, Inc. Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

FINAL BRANCH LOBBY POSTER (if needed)

[To encourage “late” voting. Tear-off phone number slips can accompany this poster. Generally, this poster is used after a Final Reminder Proxygram is mailed.]

PLEASE VOTE NOW!!!

YOU DO NOT NEED YOUR PROXY CARD IN ORDER TO VOTE.

TO PLACE YOUR CONFIDENTIAL VOTE BY PHONE:

Take a minute to call AST Phoenix Advisors, our Independent Voting Agent, at 1-(        ) -        -         (toll-free), Monday through Friday,

     a.m. to      p.m.

If you are unsure whether you voted already, please call. Your vote will not be counted twice!

YOUR BOARD OF DIRECTORS ASKS THAT YOU VOTE

“FOR” THE PLAN OF CONVERSION AND REORGANIZATION AND “FOR” A CONTRIBUTION OF CASH AND STOCK TO OUR EXISTING CHARITABLE FOUNDATION.

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” BOTH PROPOSALS.

THANK YOU!

[Investors Bank logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BANK STATEMENT ENCLOSURE - VOTE REMINDER SLIP - (Optional)

You may have received a large white envelope containing Proxy Card(s) to be used to vote on our organization’s Plan of Conversion and Reorganization and on a contribution of cash and stock to our existing charitable foundation. If you received Proxy Card(s), but have not voted, please do so. If you have questions about voting, call our Information Center, toll-free, at 1-(877)         -        , Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

[Investors Bank logo]

BANK WEBSITE VOTE REMINDER NOTICE - (Optional)

HAVE YOU VOTED YET?

YOUR VOTE IS IMPORTANT!

Our depositors as of February 7, 2014 were mailed Proxy Card(s) and other materials requesting them to cast votes regarding our Plan of Conversion and Reorganization and a contribution of cash and stock to our existing charitable foundation. Former depositors of Roma Bank, RomAsia Bank and GCF Bank, each of which recently has been merged into Investors Bank, who remained depositors of Investors Bank as of the February 7, 2014 record date, will be entitled to vote at the Special Meeting (provided that they continue to be depositors as of the date of the Special Meeting).

If you received Proxy Cards but have not voted, please vote by mail, or by following the telephone or Internet voting instructions on the Proxy Card(s). We hope that you will vote “FOR” both proposals. If you have questions about voting, please call our Information Center, toll-free, at 1-(877)         -        , Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

BANK WEBSITE VOTING LINK - (Optional)

HAVE YOU VOTED YET?

Our depositors and stockholders as of February 7, 2014 were mailed Proxy Card(s) and other materials requesting them to cast votes regarding our Plan of Conversion and Reorganization and a contribution of cash and stock to our existing charitable foundation. Former depositors of Roma Bank, RomAsia Bank and GCF Bank, each of which recently has been merged into Investors Bank, who remained depositors of Investors Bank as of the February 7, 2014 voting record date, will be entitled to vote at the Special Meeting (provided that they continue to be depositors as of the date of the Special Meeting). If you have not yet voted, a quick way to do so is to click on the link below. This will link you to a confidential voting site.

DEPOSITORS VOTE HERE NOW www.myproxyvotecounts.kbw.com

Thank you for taking a few minutes to cast your vote online. Have your Proxy Card in hand so that you can enter online the 12 digit control number printed on your Proxy Card.

STOCKHOLDERS VOTE HERE NOW www.rtcoproxy.com/isbc

RECORDED MESSAGE TO HIGH VOTE DEPOSITORS

(This automatic dial message, meant to encourage depositors to open offering/proxy packages, will be used one time - right after the initial packages are mailed)

“Hello - This is Kevin Cummings, President and CEO of Investors Bank calling with a quick message. Within the next few days, expect to receive from us a package or packages asking you to vote on two items of importance to our bank and our valued depositors. Please help us by opening the package and voting PROMPTLY. The materials will include a phone number to call if you have questions.

Thank you for voting. We appreciate your business and look forward to continuing to serve you as a customer of Investors Bank.”

EMAIL VOTE REMINDER - (Optional)

(Email reminder is best sent after initial contacts, but before most people will have discarded materials. Suggestion: email this on [Date].)

HAVE YOU VOTED YOUR PROXY CARDS?

YOUR VOTE IS IMPORTANT TO US!

If you were an Investors Bank depositor on February 7, 2014, you recently received a large white envelope containing proxy materials requesting your vote on two proposals:

✓	Our Plan of Conversion and Reorganization; and

✓	Our contribution of cash and stock to our existing charitable foundation.

Former depositors of Roma Bank, RomAsia Bank and GCF Bank, each of which recently has been merged into Investors Bank, who remained depositors of Investors Bank as of the February 7, 2014 record date, will be entitled to vote at the Special Meeting (provided that they continue to be depositors as of the date of the Special Meeting).

If you have not yet voted, please promptly vote each Proxy Card you received. None are duplicates! Proxy Cards describe the simple procedures for voting by mail, phone or Internet.

Without sufficient favorable votes, we cannot implement the Plan or contribute to our charitable foundation. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” BOTH PROPOSALS.

Do you have questions about the Plan or voting?

Please call our Information Center, toll-free, at 1-(877)         -        , Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

We appreciate your participation.

Dear Valued Depositor:

I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a Plan of Conversion and Reorganization (the “Plan”), our organization will convert from the mutual holding company to the stock holding company form of organization. To accomplish the conversion, New Investors Bancorp, Inc., newly formed to own Investors Bank, is conducting an offering of its shares of its common stock. Enclosed you will find a Prospectus, a Proxy Statement and a Questions and Answers Brochure describing the proxy vote, the offering and the Plan.

THE PROXY VOTE

Your vote is extremely important for us to meet our goals. Although we have received regulatory approval to implement the Plan and contribute to our existing charitable foundation, we must receive approval of our depositors. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING ‘‘AGAINST’’ THE PLAN AND “AGAINST” A CONTRIBUTION OF CASH AND STOCK TO OUR EXISTING CHARITABLE FOUNDATION. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at Investors Bank. Please vote all the Proxy Cards you receive — none are duplicates! To cast your vote, please sign each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or the Internet by following the simple instructions on the Proxy Card.

Our Board of Directors urges you to vote ‘‘FOR’’ both proposals.

Please note:

•	The proceeds resulting from the sale of stock will support our business strategy.
•

There will be no change to balances, interest rates or other terms of your accounts at Investors Bank as a result of the conversion. Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

•	You will continue to enjoy the same services with the same Board of Directors, management and staff.
•	Voting does not obligate you to purchase shares of common stock in our offering.

THE STOCK OFFERING

As an eligible depositor of Investors Bank, you have non-transferable rights, but no obligation, to purchase shares of common stock during our Subscription Offering before any shares are made available for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the subscription offering. Eligible depositors of Investors Bank include certain former depositors of Roma Bank, RomAsia Bank and GCF Bank, each of which bank recently has been merged into Investors Bank. These depositors are deemed to have opened their account at Investors Bank on the dates such accounts were opened at their respective institutions.

Please read the enclosed materials carefully. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it with full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by hand delivery to Investors Bank’s executive office located at 101 JFK Parkway, Short Hills, New Jersey or to the Operations Center located at 101 Wood Ave South, Iselin, New Jersey, or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern Time, on                     , 2014. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future. Thank you for your continued support as an Investors Bank customer.

Sincerely,

Kevin D. Cummings

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877)             -            ,

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

M

Dear Friend:

I am pleased to tell you about an investment opportunity. New Investors Bancorp, Inc., newly formed to own Investors Bank, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the subscription offering.

Our records indicate that you were a depositor as of the close of business on November 30, 2012 whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to purchase shares of common stock during our Subscription Offering before any shares are made available for sale to the general public. Eligible depositors of Investors Bank include certain former depositors of Roma Bank, RomAsia Bank and GCF Bank, each of which bank recently has been merged into Investors Bank. These depositors are deemed to have opened their account at Investors Bank on the dates such accounts were opened at their respective institutions.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it with full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by hand delivery to Investors Bank’s executive office located at 101 JFK Parkway, Short Hills, New Jersey or to the Operations Center located at 101 Wood Ave South, Iselin, New Jersey, or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern Time, on                     , 2014. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as an Investors Bancorp, Inc. stockholder.

Sincerely,

Kevin D. Cummings

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877)             -            ,

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

F

Dear Interested Investor:

I am pleased to tell you about an investment opportunity. Pursuant to a Plan of Conversion and Reorganization our organization will convert from the mutual holding company to the stock holding company form of organization. To accomplish the conversion, New Investors Bancorp, Inc., newly formed to own Investors Bank, is offering shares of its common stock. Enclosed you will find a Prospectus, and a Questions and Answers Brochure describing the conversion and offering.

As an eligible depositor of Investors Bank, you have non-transferable rights, but no obligation, to purchase shares of common stock during our Subscription Offering before any shares are made available for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the subscription offering. Eligible depositors of Investors Bank include certain former depositors of Roma Bank, RomAsia Bank and GCF Bank, each of which bank recently has been merged into Investors Bank. These depositors are deemed to have opened their account at Investors Bank on the dates such accounts were opened at their respective institutions.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it with full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by hand delivery to Investors Bank’s executive office located at 101 JFK Parkway, Short Hills, New Jersey or to the Operations Center located at 101 Wood Ave South, Iselin, New Jersey, or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern Time, on             , 2014. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future as an Investors Bancorp, Inc. stockholder.

Sincerely,

Kevin D. Cummings

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877)             -            ,

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

C

Dear Sir/Madam:

Keefe, Bruyette & Woods, A Stifel Company has been retained by New Investors Bancorp, Inc. as selling agent in connection with the offering of New Investors Bancorp, Inc. common stock offering.

At the request of New Investors Bancorp, Inc., we are enclosing materials regarding the offering of shares of New Investors Bancorp, Inc. common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Sincerely,

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

D

IMPORTANT NOTICE

THIS PACKAGE INCLUDES

PROXY CARDS REQUIRING

YOUR PROMPT VOTE.

PLEASE VOTE EACH CARD.

THERE ARE NO

DUPLICATE CARDS!

THANK YOU!

PGO

PLEASE VOTE

THE ENCLOSED PROXY CARD!

If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package,

please vote the enclosed replacement Proxy Card.

You may vote by mail using the enclosed envelope, or by following the telephone or Internet voting instructions on the Proxy Card.

PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING

“FOR” THE PLAN OF CONVERSION AND REORGANIZATION

AND “FOR” A CONTRIBUTION OF CASH AND STOCK TO OUR

EXISTING CHARITABLE FOUNDATION.

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” BOTH PROPOSALS.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE

COMMON STOCK DURING THE OFFERING.

THE PLAN OF CONVERSION AND REORGANIZATION WILL NOT RESULT IN CHANGES TO BANK STAFF, MANAGEMENT OR YOUR DEPOSIT ACCOUNTS OR LOANS. DEPOSIT ACCOUNTS WILL CONTINUE TO BE INSURED BY THE FDIC, UP TO THE MAXIMUM LEGAL LIMITS.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877)             -

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

PG1

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED

PROXY CARD!

Our records indicate that you have not voted the Proxy Card(s) we mailed to you.

IF YOU ARE UNSURE WHETHER YOU VOTED, PLEASE

VOTE THE ENCLOSED REPLACEMENT PROXY

CARD. YOUR VOTE WILL NOT BE COUNTED TWICE.

NOT VOTING HAS THE SAME EFFECT AS VOTING

AGAINST THE PLAN OF CONVERSION AND REORGANIZATION AND AGAINST THE CONTRIBUTION OF CASH AND STOCK TO OUR EXISTING CHARITABLE FOUNDATION.

Your Board of Directors urges you to vote “FOR” both proposals.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE

SHARES OF COMMON STOCK DURING THE OFFERING, NOR

DOES IT AFFECT YOUR INVESTORS BANK

DEPOSIT ACCOUNTS OR LOANS.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877)             -

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday,

except bank holidays.

PG2

YOUR VOTE IS IMPORTANT!

NOT VOTING HAS THE SAME EFFECT

AS VOTING AGAINST THE PLAN OF CONVERSION AND REORGANIZATION (THE “PLAN”) AND AGAINST THE CONTRIBUTION OF CASH AND STOCK TO OUR EXISTING CHARITABLE FOUNDATION.

In order to implement the Plan and fund our existing charitable foundation, we must obtain the approval of our voting depositors.

Please disregard this notice if you have already voted.

If you are unsure whether you voted,

vote the enclosed replacement Proxy Card.

Your vote will not be counted twice!

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates!

Please note: Implementing the Plan and contributing to our existing charitable foundation will not affect your deposit accounts or loans at Investors Bank. Deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits. Voting does not require you to purchase common stock during the offering.

THANK YOU VERY MUCH!

QUESTIONS?

Please call our Information Center toll-free at 1-(877)             -

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday,

except bank holidays.

PG3

Questions and Answers

About Our Plan of Conversion and

Reorganization and Related Stock Offering

This pamphlet answers questions about our plan of conversion and reorganization and related stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section.

GENERAL — THE CONVERSION

Our Board of Directors has determined that the plan of conversion and reorganization is in the best interests of our organization, our customers and the communities we serve.

Q.	What is the plan of conversion and reorganization?

A.	Under our Plan of Conversion and Reorganization (the “Plan”), our organization is converting from the partially public mutual holding company form of organization to the fully public stock holding company form of organization. Currently, Investors Bancorp, MHC owns 61.55% of the common stock of Investors Bancorp, Inc. (“Old Investors Bancorp”). The remaining 38.45% of the common stock is owned by public stockholders, including shares already owned by the Investors Charitable Foundation (“Charitable Foundation”). As a result of the conversion, our newly formed corporation, also named Investors Bancorp, Inc. (“New Investors Bancorp”) will own Investors Bank. Shares of common stock of New Investors Bancorp representing the ownership interest of Investors Bancorp, MHC in Old Investors Bancorp are currently being offered for sale.

At the completion of the conversion, public stockholders of Old Investors Bancorp will exchange their shares of common stock for newly issued shares of common stock of New Investors Bancorp, maintaining their approximate percentage ownership in our organization immediately prior to the conversion, as adjusted for assets (other than shares of Investors Bancorp common stock) held by Investors Bancorp, MHC.

At the completion of the conversion, 100% of the common stock of New Investors Bancorp will be owned by public stockholders and the Investors Charitable Foundation. Investors Bancorp, MHC’s shares of Old Investors Bancorp will be cancelled, and Old Investors Bancorp and Investors Bancorp, MHC will cease to exist.

Q.	What is the Charitable Foundation and why is it being funded through the conversion?

A.	In connection with the conversion, we intend to contribute to the Charitable Foundation 1,000,000 shares of common stock and $10.0 million in cash, for a total contribution of $20.0 million. The purpose is to provide additional financial support to charitable organizations in the communities in which we operate and to enable our communities to share in our long-term growth. This charitable foundation is dedicated completely to community activities and the promotion of charitable causes.

Q.	What are the reasons for the conversion and offering?

A.	Our primary reasons for the conversion and offering are: to enhance our capital position; to improve the trading liquidity of our shares of common stock; and to transition Investors Bank to a more familiar and flexible holding company structure.

Q.	Will customers notice any change in the day-to-day activities of Investors Bank as a result of the conversion and offering?

A.	No. It will be business as usual. The conversion is an internal change in our corporate structure. There will be no change to our Board of Directors, management, and staff as a result of the conversion. Investors Bank will continue to operate as an independent bank.

Q.	Will the conversion and offering affect customers’ deposit accounts or loans?

A.	No. The conversion and offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation, up to the maximum legal limits. Deposit accounts will not be converted to stock.

THE PROXY VOTE

Although we have received regulatory approval, the Plan and the funding of our Charitable Foundation are also subject to approval by stockholders and eligible depositors.

Q.	Why should I vote “FOR” the Plan and “FOR” the contribution of cash and stock to our existing charitable foundation?

A.	Your vote “For” both proposals is extremely important to us. Each voting depositor of Investors Bank received a Proxy Card attached to a Stock Order Form. These depositor’s packages also include a Proxy Statement describing the Plan, which cannot be implemented without stockholder and depositor approval. Contributing to our existing charitable foundation is in keeping with our long-standing commitment to the communities we serve.

Voting does not obligate you to purchase common stock during the offering.

Q.	Who is eligible to vote on the Plan and the funding of our Charitable Foundation?

A.	Investors Bank depositors as of the close of business on February 7, 2014 are entitled to vote. This includes former depositors of Roma Bank, RomAsia Bank and GCF Bank, each of which bank recently has been merged into Investors Bank, who remained depositors of Investors Bank as of the voting record date.

Q.	What happens if I don’t vote?

A.	Your vote is very important. Not voting the Proxy Cards you receive will have the same effect as voting “Against” both proposals. Without sufficient favorable votes, we cannot proceed with the conversion and related stock offering.

Q.	How do I vote?

A.

Mark your vote, sign each Proxy Card enclosed and return the card(s) in the enclosed Proxy Reply Envelope. Alternatively, you may vote by Internet or telephone, by following the simple instructions on the Proxy Card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” BOTH PROPOSALS. Telephone and Internet voting are available 24 hours a day.

Q.	How many votes are available to me?

A.	Depositors at the close of business on February 7, 2014 are entitled to one vote for each $100 or fraction thereof on deposit. However, no depositor may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q.	Why did I receive more than one Proxy Card?

A.	If you had more than one deposit account on February 7, 2014, you may have received more than one Proxy Card, depending on the ownership structure of your accounts. There are no duplicate cards — please promptly vote all the Proxy Cards sent to you.

Q.	More than one name appears on my Proxy Card. Who must sign?

A.	The name(s) reflect the title of your deposit account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

Q.	How many shares are being offered and at what price?

A.	New Investors Bancorp is offering for sale between 170,000,000 and 230,000,000 shares of common stock (subject to increase to 264,500,000 shares) at $10.00 per share. No sales commission will be charged to purchasers.

Q.	Who is eligible to purchase stock during the stock offering?

A.	Pursuant to our Plan, non-transferable rights to subscribe for shares of New Investors Bancorp common stock in the Subscription Offering have been granted in the following descending order of priority:

Priority #1 — Depositors of Investors Bank with aggregate balances of at least $50 at the close of business on November 30, 2012;

Priority #2 — Our tax-qualified employee benefit plans;

Priority #3 — Depositors of Investors Bank at the close of business on February 7, 2014.

Eligible depositors of Investors Bank include certain former depositors of Roma Bank, RomAsia Bank, and GCF Bank, which banks have been merged into Investors Bank. These depositors are deemed to have opened their account at Investors Bank on the date such accounts were opened at their respective institutions.

Shares not sold in the Subscription Offering may be offered for sale to the general public through a firm commitment underwritten offering.

Q.	I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my Stock Order Form to take advantage of my priority rights?

A.	No...subscription rights are non-transferable! Only those eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the offering.

Q.	How may I buy shares during the Subscription Offering?

A.	Shares can be purchased by completing a Stock Order Form and returning it, with full payment, so that it is received (not postmarked) before the offering deadline. Delivery of a Stock Order Form may be made by mail using the Stock Order Reply Envelope provided, by overnight delivery to the indicated address on the Stock Order Form, by hand-delivery to Investors Bank’s executive office located at 101 JFK Parkway, Short Hills, New Jersey or to the Operations Center located at 101 Wood Ave South, Iselin, New Jersey. Please do not mail Stock Order Forms to Investors Bank.

Q.	What is the deadline for purchasing shares?

A.	To purchase shares in the Subscription Offering, you must deliver a properly completed, signed Stock Order Form, with full payment, so that it is received (not postmarked) before 2:00 p.m., Eastern Time, on , 2014. Acceptable methods for delivery of Stock Order Forms are described above.

Q.	How may I pay for the shares?

A.	Payment for shares can be remitted in two ways:

(1)	By personal check, bank check or money order, payable to New Investors Bancorp, Inc. These will be deposited upon receipt. We cannot accept wires or third party checks. Investors Bank line of credit checks may not be remitted for this purchase. Please do not mail cash!

(2)	By authorized deposit account withdrawal of funds from your Investors Bank deposit account(s). The Stock Order Form section titled “Method of Payment — Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at Investors Bank may not be listed for direct withdrawal. See information on retirement accounts below.

Q.	Will I earn interest on my funds?

A.	Yes. If you pay by personal check, bank check or money order, you will earn interest at 0.05% per annum from the date your payment is processed until the completion of the conversion and offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your Investors Bank deposit account(s), your funds will continue earning interest within the account, at the contractual rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the conversion and offering.

Q.	Are there limits to how many shares I can order?

A.	Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by a person or entity or group of persons through a single account is 265,000 shares ($2.65 million). Additionally, no person or entity, together with any associate or group of persons acting in concert, may purchase more than 800,000 shares ($8 million) in all categories of the offering combined.

More detail on purchase limits, including the definition of “associate” and “acting in concert” can be found in the Prospectus section entitled “The Conversion and Offering — Additional Limitations on Common Stock Purchases.”

Q.	May I use my Investors Bank individual retirement account (“IRA”) to purchase shares?

A.	You may use funds currently held in retirement accounts with Investors Bank. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Investors Bank or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the , 2014 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held.

Q.	May I use a loan from Investors Bank to pay for shares?

A.	No. Investors Bank, by regulation, may not extend a loan for the purchase of New Investors Bancorp common stock during the offering. Similarly, you may not use existing Investors Bank line of credit checks to purchase stock during the offering.

Q.	May I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent, unless the offering is terminated or is extended beyond , 2014, or the number of shares of common stock to be sold is increased to more than 264,500,000 shares or decreased to less than 170,000,000 shares.

Q.	Are directors and executive officers of Investors Bank planning to purchase stock?

A.	Yes! Directors and executive officers, together with their associates, are expected to subscribe for an aggregate of 285,000 shares ($2.85 million).

Q.	Will the stock be insured?

A.	No. Like any common stock, New Investors Bancorp’s common stock will not be insured.

Q.	Will dividends be paid on the stock?

A.	Following completion of the conversion, we intend to continue to pay cash dividends on a quarterly basis subject to market, tax and regulatory considerations. The dividend rate will depend on a number of factors, including our capital requirements, our financial condition and results of operations, the rate of federal and state taxation of dividends, statutory and regulatory limitations, and general economic conditions. We cannot assure that we will continue to pay dividends in the future, or that any such dividends will not be reduced or eliminated.

Q.	How will New Investors Bancorp, Inc. shares trade?

A.	Upon completion of the conversion and offering, New Investors Bancorp shares will replace the existing shares of Old Investors Bancorp and will trade on the Nasdaq Global Select Market under the symbol “ISBC.” Once the shares have begun trading, you may contact a brokerage or other firm offering investment services in order to buy or sell New Investors Bancorp shares in the future.

Q.	If I purchase shares during the Subscription Offering, when will I receive my shares?

A.	All shares of New Investors Bancorp common stock sold in the Subscription Offering will be issued in book-entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after completion of the stock offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership.

THE SHARE EXCHANGE

Q.	What is the share exchange?

A.	The outstanding shares of Old Investors Bancorp common stock held by public stockholders at the completion date of the conversion and stock offering will be exchanged for newly issued shares of New Investors Bancorp common stock. The number of shares of New Investors Bancorp common stock to be received by stockholders will depend on the number of shares sold in the offering. Although the shares of New Investors Bancorp common stock will have begun trading, brokerage firms may require that you have received your stock ownership statement prior to selling your shares. Your ability to sell the shares of common stock prior to your receipt of this statement will depend on arrangements you may make with a brokerage firm.

WHERE TO GET MORE INFORMATION

Q.	How can I get more information?

A.	For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at 1-(877) - , from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center is not open on bank holidays.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.